UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 23, 2009
(Date of earliest event reported)

MICROS SYSTEMS, INC
 (Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289
 (Address of principal executive offices)             (Zip code)

Registrant’s telephone number, including area code: 443-285-6000

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2009, Gary C. Kaufman, the Registrant’s Executive Vice President, Finance and Administration, and Chief Financial Officer, announced his retirement, to be effective March 31, 2010.  He will be succeeded on March 31, 2010, as the registrant’s Chief Financial Officer by Cynthia A. Russo, who currently serves as the registrant’s Senior Vice President and Corporate Controller.

Ms. Russo, 40, has been the registrant’s Senior Vice President and the Corporate Controller since November 2007.  From May 2001 until November 2007, Ms. Russo was the registrant’s Vice President and Corporate Controller.  Ms. Russo previously served the registrant in various capacities, and she first joined the registrant in January 1996.  Ms. Russo is a graduate of James Madison University.  She is a Certified Public Accountant and a Certified Internal Auditor.

Section 8 - Other Events Item

Item 8.01 Other Events.

The registrant’s press release issued November 23, 2009, announcing the foregoing is attached as Exhibit 99.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2009

MICROS Systems, Inc.
(Registrant)

By:	/s/ Gary C. Kaufman
Gary C. Kaufman
Executive Vice-President, Finance and
Administration, and Chief Financial Officer

Exhibit 99.1 – Press Release